POWER OF ATTORNEY


      The undersigned hereby appoints each of Daniel Hockenbrough, Patti Almanza and Robert J. Zutz as attorney-in-fact and agent, each individually, in all capacities, to execute and to file any of the documents referred to below relating to the registration of Brazos Mutual Funds (the "Trust") as an investment company under the Investment Company Act of 1940, as amended (the "Act"), and the Trust's Registration Statement on Form N-1A or any other registration statement under the Act and under the Securities Act of 1933, as amended, including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings, proxy statements and required periodic reporting filings. The undersigned grants to said attorney-in-fact and agent full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      The undersigned hereby executes this Power of Attorney as of this 14th day of February 2003.


                                         /s/George W. Gau
                                         ----------------------------
                                         Name:  George W. Gau
                                         Title:  Trustee, Brazos Mutual Funds